SECURITIES PLEDGE AGREEMENT

TO:   Name of Creditor: Arthur Anderson Inc., in its capacity as receiver and manager of GalaVu Entertainment Inc.
      Address:          1900 - 79 Wellington Street West
                        P.O. Box 29, Toronto-Dominion Centre
                        Toronto, Ontario
                        M5K 1B9
      Attention:        Brian Deazeley
      Facsimile:        (416) 947-7788

RECITALS:

A. NETWORKS NORTH INC. (the "Debtor") is, or may become, indebted or liable to ARTHUR ANDERSON INC., in its capacity as receiver and manager of GalaVu Entertainment Inc. (in such capacity, together with its successors and assigns, the "Creditor").

B. To secure the payment and performance of the Liabilities (this term, and other capitalized terms used in this Agreement, have the meanings set forth in
Section 1), the Debtor has agreed to grant to the Creditor security interests over the Collateral in accordance with the terms of this Agreement.

            For valuable consideration, the receipt and adequacy of which are acknowledged by the Debtor, the Debtor agrees with the Creditor as follows:

1. Definitions. In this Agreement:

            "Books and Records" means all books, records, files, papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Collateral which are at any time owned by the Debtor or to which the Debtor (or any Person on the Debtor's behalf) has access.

            "Business Day" means any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

            "Collateral" means the collateral described in Section 2 of this Agreement, including the Pledged Securities and all Proceeds thereof.

            "Corporation" means 1373224 Ontario Limited.

            "Default" means the occurrence of any of the following events or conditions:

      (a)   the Debtor does not pay any of the Liabilities when due;

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                                      -2-


      (b) the Debtor becomes insolvent or bankrupt, or makes or files a proposal, a notice of intention to make a proposal or an assignment for the benefit of creditors under the Bankruptcy and Insolvency Act (Canada) or comparable legislation in Canada or any other jurisdiction; a petition in bankruptcy is filed against the Debtor; or, proceedings are initiated under any legislation by or against the Debtor seeking its liquidation, winding-up, dissolution or reorganization or any arrangement or composition of its debts; or

      (c) a Receiver, trustee, custodian or other similar official is appointed in respect of the Debtor or any of the Collateral.

            "Guarantee" means the limited recourse guarantee dated on or about the date hereof granted by the Debtor to the Creditor in respect of the debts, liabilities and obligations of the Corporation to the Creditor.

            "Liabilities" means all present and future indebtedness, liabilities and obligations of the Debtor to the Creditor under the Guarantee.

            "Permitted Encumbrances" means any Security Interests granted by the Debtor to secure financing for the Corporation, with the consent of the Creditor, such consent not to be unreasonably withheld (and in respect of such Security Interests, the Creditor agrees to subordinate the Security Interests created under this Agreement thereto).

            "Person" will be broadly interpreted and includes an individual, a corporation, a limited liability company, a partnership, a trust, a joint venture, an association, an unincorporated organization, the government of a country or any political subdivision thereof, any agency or department of any such government, a regulatory agency or any other juridical entity and the heirs, executors, administrators or other legal representatives of an individual.

            "PPSA" means the Personal Property Security Act of the Province of Ontario, as such legislation may be amended, renamed or replaced from time to time (and includes all regulations from time to time made under such legislation).

            "Pledged Securities" means the securities listed in Schedule A.

            "Prime Rate" means the rate quoted by the Canadian Imperial Bank of Commerce from time to time as its prime rate for Canadian Dollar commercial loans made in Canada.

            "Proceeds" has the meaning given to that term in the PPSA.

            "Security Interest" means any mortgage, charge, pledge, hypothecation, lien (statutory or otherwise), assignment, finance lease, title retention agreement or arrangement,

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                                      -3-


security interest or other encumbrance or adverse claim of any nature, or any other security agreement or arrangement creating in favour of any creditor a right in respect of a particular property.

2. Grant of Security Interest. As general and continuing collateral security for the due payment and performance of the Liabilities, the Debtor hereby assigns and pledges to and in favour of the Creditor, and the Debtor hereby grants to the Creditor a continuing security interest in:

(a) the Pledged Securities, together with any replacements thereof and substitutions therefor, additions thereto, and all certificates and instruments evidencing or representing such securities;

(b) all interest and dividends, whether in cash, kind or stock, received or receivable upon or in respect of any of the Pledged Securities and all moneys or other property payable or paid on account of any return or repayment of capital in respect of any of the Pledged Securities or otherwise distributed in respect thereof or which will in any way be charged to, or payable or paid out of, the capital of the Corporation on account of the Pledged Securities;

(c) all other property that may at any time be received or receivable by or otherwise distributed to the Debtor in respect of, or in substitution for, or in exchange for, any of the foregoing; and

(d) all cash, securities and other proceeds of the foregoing and all rights and interests of the Debtor in respect thereof or evidenced thereby, including all moneys received from time to time by the Debtor in connection with the sale or other disposition of any of the Pledged Securities; provided, however, that the Debtor will not sell or otherwise dispose of any of the Pledged Securities or purport to do any of the foregoing without the prior written consent of the Creditor.

            In the event the Debtor acquires additional shares in the capital of the Corporation after the date hereof, the Debtor will forthwith upon receipt by the Debtor, deliver to the Creditor any share certificates representing such after-acquired shares. The term "Pledged Securities" shall be deemed to include all such after-acquired shares.

3. Delivery of Pledged Securities. The certificates representing the Pledged Securities duly endorsed by the appropriate Person in blank for transfer or accompanied by stock powers of attorney satisfactory to the Creditor will forthwith be delivered to and remain in the custody of the Creditor or its nominee. The Debtor will also deliver to the Creditor a certified copy of a resolution of the directors or shareholders of the Corporation consenting to the transfers contemplated by this Agreement, including any prospective transfer of the Collateral by the Creditor upon a realization on the security constituted hereby in accordance with this Agreement. All Pledged Securities may, at the option of the Creditor, be registered in the name

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                                      -4-


of the Creditor or its nominee.

4. Attachment; No Obligation to Advance. The Debtor confirms that value has been given by the Creditor to the Debtor, that the Debtor has rights in the Collateral (other than after-acquired property) and that the Debtor and the Creditor have not agreed to postpone the time for attachment of the Security Interests created by this Agreement to any of the Collateral.

5. Title; No Security Interests. The Debtor represents and warrants to the Creditor that except for (i) Security Interests created by this Agreement; and
(ii) Security Interests in respect of Permitted Encumbrances, the Debtor owns the Collateral fee and clear of any Security Interests.

6. Voting Rights. Unless a Default has occurred and is continuing, the Debtor will be entitled to exercise all voting power from time to time exercisable in respect of the Pledged Securities and give consents, waivers and ratifications in respect thereof; provided, however, that no vote will be cast or consent, waiver or ratification given or action taken which would be prejudicial to the interests of the Creditor or which would have the effect of reducing the value of the Pledged Securities as security for the Liabilities or imposing any restriction on the transferability of any of the Pledged Securities. Immediately upon the occurrence and during the continuance of any Default, all such rights of the Debtor to vote and give consents, waivers and ratifications will cease and the Creditor will be entitled to exercise all such voting rights and to give all consents, waivers and ratifications.

7. Dividends; Interest. Unless a Default has occurred and is continuing, the Debtor will be entitled to receive any and all cash dividends, interest and other forms of cash distribution on the Pledged Securities which it is otherwise entitled to receive, but any and all stock and/or liquidating dividends, distributions of property, returns of capital or other distributions made on or in respect of the Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Corporation or received in exchange for the Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Corporation may be a party or otherwise, and any and all cash and other property received in exchange for any Collateral, will be and become part of the Collateral subject to the Security Interest created by this Agreement and, if received by the Debtor, will forthwith be delivered to the Creditor or its nominee (accompanied, if appropriate, by proper instruments of assignment and/or stock powers of attorney executed by the Debtor in accordance with the Creditor's instructions) to be held subject to the terms of this Agreement; and if the Pledged Securities have been registered in the name of the Creditor or its nominee, the Creditor will execute and deliver (or cause to be executed and delivered) to the Debtor all such dividend orders and other instruments as the Debtor may request for the purpose of enabling the Debtor to receive the dividends or other payments which the Debtor is authorized to receive and retain pursuant to this Section 7. If a Default has occurred and is continuing, all rights of the Debtor pursuant to this Section 7 will cease and the Creditor will have the sole and exclusive right and authority to receive and retain the cash dividends, interest and other forms of cash distribution which the Debtor would otherwise be authorized to retain pursuant to this Section 7.

Any money and other property paid over to or received by the Creditor pursuant to the provisions of this Section 7 will be retained by the Creditor as additional Collateral hereunder and be applied in accordance with the provisions hereof.

8. Rights on Default. On Default, all of the Liabilities will, at the option of the Creditor, become immediately due and payable and the security constituted by this Agreement will become enforceable, and the Creditor may, personally or by agent, at such time or times as the Creditor in its discretion may determine, do any one or more of the following:

      (a) Rights under PPSA, etc. Exercise all of the rights and remedies granted to secured parties under the PPSA and any other applicable statute, or otherwise available to the Creditor at law or in equity.

      (b) Dispose of Collateral. Realize on any or all of the Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, broker's board or office of the Creditor or elsewhere, on such terms and conditions as the Creditor may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery.

      (c) Court-Approved Disposition of Collateral. Apply to a court of competent jurisdiction for the sale or foreclosure of any or all of the Collateral.

      (d) Purchase by Creditor. At any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and, upon compliance with the terms of such sale, hold, retain and dispose of such Collateral without any further accountability to the Debtor or any other Person with respect to such holding, retention or disposition, except as required by law. In any such sale to the Creditor, the Creditor may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for Liabilities then due and payable to it as a credit against the purchase price.

      (e) Transfer of Pledged Securities. Transfer all or part of the Collateral into the name of the Creditor or its nominee, with or without disclosing that the Pledged Securities are subject to the Security Interests arising under this Agreement.

      (f) Vote Pledged Securities. Vote any or all of the Pledged Securities (whether or not transferred to the Creditor or its nominee) and give or withhold all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof.

      (g) Exercise Other Rights. Exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including the right to exchange at its discretion any and

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                                      -6-


all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Corporation or upon the exercise by the Corporation or the Creditor of any right, privilege or option pertaining to any of the Pledged Securities, and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by the Creditor.

            The Creditor may exercise any or all of the foregoing rights and remedies without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by applicable law) to or on the Debtor or any other Person, and the Debtor by this Agreement waives each such demand, presentment, protest, advertisement and notice to the extent permitted by applicable law. None of the above rights or remedies will be exclusive of or dependent on or merge in any other right or remedy, and one or more of such rights and remedies may be exercised independently or in combination from time to time. Without prejudice to the ability of the Creditor to dispose of the Collateral in any manner which is commercially reasonable, the Debtor acknowledges that a disposition of Collateral by the Creditor which takes place substantially in accordance with the following provisions will be deemed to be commercially reasonable:

      (i)   Collateral may be disposed of in whole or in part;

      (ii) Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

      (iii) any purchaser of Collateral may be a customer of the Creditor;

      (iv) a disposition of Collateral may be on such terms and conditions as to credit or otherwise as the Creditor, in is sole discretion, may deem advantageous; and

      (v) the Creditor may establish an upset or reserve bid or price in respect of Collateral.

9. Sale of Securities. The Creditor is authorized, in connection with any offer or sale of any Pledged Securities, to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Pledged Securities. The Debtor further agrees that compliance with any such limitation or restriction will not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and the Creditor will not be liable or accountable to the Debtor for any discount allowed by reason of the fact that such Pledged Securities are sold in compliance with any such limitation or

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                                      -7-


restriction.

10. Application of Proceeds. All Proceeds of Collateral received by the Creditor may be applied to discharge or satisfy any expenses (including the expenses of enforcing the Creditor's rights under this Agreement), Security Interests in favour of Persons other than the Creditor, borrowings, taxes and other outgoings affecting the Collateral or which are considered advisable by the Creditor to protect, preserve, repair, process, maintain or enhance the Collateral or prepare it for sale or other disposition, or to keep in good standing any Security Interests on the Collateral ranking in priority to any of the Security Interests created by this Agreement, or to sell, lease or otherwise dispose of the Collateral. The balance of such Proceeds may, at the sole discretion of the Creditor, be held as collateral security for the Liabilities or be applied to such of the Liabilities (whether or not the same are due and payable) in such manner and at such times as the Creditor considers appropriate and thereafter will be accounted for as required by law.

11. Creditor's Appointment as Attorney-in-Fact. The Debtor constitutes and appoints the Creditor and any officer or agent of the Creditor, with full power of substitution, as the Debtor's true and lawful attorney-in-fact with full power and authority in the place of the Debtor and in the name of the Debtor or in its own name, from time to time in the Creditor's discretion after a Default, to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney acting reasonably, may be necessary or desirable to accomplish the purposes of this Agreement. These powers are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created by this Agreement are released. Nothing in this Section affects the right of the Creditor as secured party, or any other Person on the Creditor's behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification agreements and other documents relating to the Collateral and this Agreement as the Creditor or such other Person considers appropriate.

12. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13. Rights of Creditor; Limitations on Creditor's Obligations. The Creditor will not be liable to the Debtor or any other Person for any failure or delay in exercising any of the rights of the Debtor under this Agreement (including any failure to take possession of, collect, sell, lease or otherwise dispose of any Collateral, or to preserve rights against prior parties). Neither the Creditor nor any agent of the Creditor is required to take, or will have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other Persons under any Collateral in its possession.

14. Dealings by Creditor. The Creditor will not be obliged to exhaust its recourse against the Debtor or any other Person or against any other security it may hold in respect of the Liabilities before realizing upon or otherwise dealing with the Collateral in such manner as the Creditor may consider desirable. The Creditor may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor and any other Person, and with any or all of the Collateral, and with other security and sureties, as the Creditor may see fit, all without prejudice to the Liabilities or to the rights and remedies of the Creditor under this Agreement.

15. Communication. Any communication required or permitted to be given under this Agreement will be in writing and will be effectively given if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by facsimile transmission or other similar means of electronic communication, in each case to the address or facsimile number of the Debtor or Creditor set out in this Agreement. Any communication so given will be deemed to have been given and to have been received on the day of delivery if so delivered, or on the day of facsimile transmission or sending by other means of recorded electronic communication provided that such day is a Business Day and the communication is so delivered or sent prior to 4:30 p.m. (local time at the place of receipt). Otherwise, such communication will be deemed to have been given and to have been received on the following Business Day. Any communication sent by mail will be deemed to have been given and to have been received on the fifth Business Day following mailing, provided that no disruption of postal service is in effect. The Debtor and the Creditor may from time to time change their respective addresses or facsimile numbers for notice by giving notice to the other in accordance with the provisions of this Section.

16. Waivers. To the extent permitted by applicable law, the Debtor unconditionally and irrevocably waives (i) all claims, damages and demands it may acquire against the Creditor arising out of the exercise by the Creditor of any rights or remedies under this Agreement or at law, and (ii) all of the rights, benefits and protections given by any present or future statute that imposes limitations on the rights, powers or remedies of a secured party or on the methods of, or procedures for, realization of security, including any "seize or sue" or "anti-deficiency" statute or any similar provision of any other statute. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Creditor. The Creditor will not, by any act or delay, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Creditor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Creditor of any right or remedy hereunder on any one occasion will not be construed as a bar to any right or remedy which the Creditor would otherwise have on any future occasion.

17. Amalgamation. If the Debtor is a corporation, the Debtor acknowledges that if it amalgamates with any other corporation or corporations, then (i) the Collateral and the Security Interests created by this Agreement will extend to and include all the property and assets of the amalgamated corporation and to any property or assets of the amalgamated corporation thereafter owned or acquired, (ii) the term "Debtor", where used in this Agreement, will extend to and include the amalgamated corporation, and (iii) the term "Liabilities", where used in this Agreement, will extend to and include the Liabilities of the amalgamated corporation.

18. Governing Law; Attornment. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario. Without prejudice to the ability of the Creditor to enforce this Agreement in any other proper jurisdiction, the Debtor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such province. To the extent permitted by applicable law, the Debtor irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of such Province.

19. Interpretation. Unless otherwise expressly provided in this Agreement, if any matter in this Agreement is subject to the consent or approval of the Creditor or is to be acceptable to the Creditor, such consent, approval or determination of acceptability will be in the sole discretion of the Creditor. If any provision in this Agreement refers to any action taken or to be taken by the Debtor, or which the Debtor is prohibited from taking, such provision will be interpreted to include any and all means, direct or indirect, of taking, or not taking, such action. The division of this Agreement into sections and paragraphs, and the insertion of headings, is for convenience of reference only and will not affect the construction or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders. When used in this Agreement, the word "including" (or includes) means "including (or includes) without limitation". Any reference in this Agreement to a "Section" means the relevant Section of this Agreement.

20. Successors and Assigns. This Agreement will enure to the benefit of, and be binding on, the Debtor and its successors and permitted assigns, and will enure to the benefit of, and be binding on, the Creditor and its successors and assigns. The Debtor may not assign this Agreement, or any of its rights or obligations under this Agreement, without the prior written consent of the Creditor. The Creditor may assign this Agreement, or any of its rights or obligations under this Agreement without the prior written consent of the Debtor.

21. Acknowledgment of Receipt/ Waiver. The Debtor acknowledges receipt of an executed copy of this Agreement and, to the extent permitted by applicable law, waives the right to receive a copy of any financing statement, financing change statement or verification statement in respect of any registered financing statement or financing change statement prepared, registered or issued in connection with this Agreement.

            Dated:  September 10, 1999.

                                          NETWORKS NORTH INC.


Address:    14 Metero Drive               By:  _________________________________
            Toronto, Ontario                   Name:
            M9W 1A4                            Title:

Attention:  The President                                                  c/s

Facsimile:  (416) 674-8838
                                          By:  _________________________________
                                               Name:
                                               Title:

                                   SCHEDULE A

                               PLEDGED SECURITIES

Description of Securities

100 common shares of 1373224 Ontario Limited, as of the date hereof constituting all of the issued and outstanding shares in the capital of 1373224 Ontario Limited, represented by certificate number 01 .